                                                                   Exhibit 11.1
                                                                   ------------


                             OMNIPOINT CORPORATION

                  STATEMENT OF COMPUTATION OF LOSS PER SHARE


                               Type of Security
                               ----------------

Company, for the year ended December 31, 1993
  Common stock outstanding                                          22,831,289
  Issuance of cheap stock(1)                                         6,870,753
                                                                    ----------

       Weighted average common shares outstanding                   29,702,042
                                                                    ==========

Company, for the year ended December 31, 1994
  Common stock outstanding                                          23,881,516
  Issuance of cheap stock(1)                                         6,870,753
                                                                    ----------

       Weighted average common shares outstanding                   30,752,269
                                                                    ==========

Company, for the year ended December 31, 1995
  Common stock outstanding                                          24,539,689
  Issuance of cheap stock(1)                                         6,670,753
                                                                    ----------

       Weighted average common shares outstanding                   31,410,442
                                                                    ==========

Company, for the year ended December 31, 1995 Pro Forma
  Common stock outstanding                                          24,539,689
  Conversion of preferred stock                                      8,013,989
  Conversion of convertible subordinated notes                         104,452
  Issuance of cheap stock(1)                                         6,870,753
                                                                    ----------

       Weighted average common shares outstanding                   39,528,883
                                                                    ==========

Company, for the year ended December 31, 1996 Supplemental
  Common stock outstanding                                          24,539,689
  Conversion of preferred stock                                      8,219,347
  Conversion of convertible subordinated notes                         104,452
  Conversion of Credit Agreement retired with proceeds
   from the initial public offering                                    349,315
  Issuance of cheap stock(1)                                         6,870,753
                                                                    ----------

       Weighted average common shares outstanding                   40,083,556
                                                                    ==========

(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common equivalent shares issued during the twelve month period prior to the initial filing date of the Company's Initial Public Offering Registration Statement are exercise prices below the initial public offering price of $16.00 have been included in the calculation of cheap stock shares using the treasury stock method, as if they were outstanding for all periods presented.


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